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                             MANAGEMENT AGREEMENT

                                   BETWEEN

                           PAPERCLIP SOFTWARE, INC.

                                     AND

                     ACCESS SOLUTIONS INTERNATIONAL, INC.



                                APRIL 15, 1997

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                             MANAGEMENT AGREEMENT

       MANAGEMENT AGREEMENT dated as of the 15th day of April, 1997, by and between PaperClip Software, Inc. ("Owner"), a Delaware corporation, and Access Solutions International, Inc. ("Manager"), a Delaware corporation.

                             W I T N E S S E T H:

       WHEREAS, Owner is engaged in the business of developing and distributing computer software for document management and imaging systems (the "Business"); and

       WHEREAS, Owner and Manager are contemporaneously entering into an Asset Purchase Agreement (as such agreement may hereafter be amended from time to time, the "Purchase Agreement"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which substantially all of the assets of the Business will be sold to Manager; and

       WHEREAS, in anticipation of the Closing, Owner and Manager, desire to enter into this Agreement whereby Manager shall be responsible for the management of the day-to-day operations of the Business, subject, at all times, to the supervision and control of the Owner, and the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. APPOINTMENT OF MANAGER

          1.1 AGREEMENT. Owner hereby agrees to retain the Manager and the Manager hereby agrees to provide or cause to be provided the services specified in this Agreement with respect to the operation of the Business.

       2. SERVICES

              2.1 MANAGER'S DUTIES. Subject to the Owner's oversight, review, supervision and control, the Manager shall be responsible for the management and operation of the Business. The Manager shall render or obtain all services and perform or cause to be performed all duties as shall be reasonably necessary or appropriate to discharge its duties and responsibilities hereunder, including, without limitation, the following:

                     2.1.1 ASSET MANAGEMENT. Acquire on behalf of and in the name of the Owner (unless otherwise consented to by Owner) assets or rights to use assets necessary for the operation of the Business, including any modification thereof;
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                     2.1.2 ACCOUNTS. Use reasonable efforts to collect all
accounts due the Business, and take such steps as are reasonably necessary to collect overdue accounts and minimize the amount of bad debts. All revenues and other income derived from said operations that are collected by Manager shall be deposited in an account of Owner;

                     2.1.3 PERSONNEL. Undertake the recruitment, hiring, promotion, and assignment of all administrative, operating and service personnel necessary for the operation and maintenance of the Business, establish appropriate employee benefits for the employees of the Business, implement general changes in the pay scale paid to employees, and discharge employees; in all cases subject to: (i) Owner's approval of the Business's general personnel policies; (ii) Owner's right to review and revise the terms and conditions of employment of any employee; and (iii) Owner's consent being obtained prior to the employment of any person whose annual salary (exclusive of commissions, bonuses and benefits) exceeds $75,000. (The parties agree that personnel provided by the Manager after the date of this Agreement shall be employees or agents of Manager and not of Owner, and that persons employed by Owner in connection with the operation of the Business prior to the date of this Agreement shall continue to be employees of Owner);

                     2.1.4 MARKETING. Develop and implement a marketing program for the Business including, but not limited to, recommendations with respect to the types of products and services to be offered, the prices to be charged for such products and services, and advertising and promotional campaigns, and enter into, on behalf of the Owner (unless otherwise consented to by Owner), such agreements (with respect to the foregoing or otherwise) as the Manager may from time to time deem necessary, appropriate or beneficial for the profitable operation of the Business;

                     2.1.5 BILLING. Assure the continuance of the billing and collection of all fees, charges or other compensation and for the payment of all expenses and fees incurred or payable in connection with the operation of the Business in accordance with past practices of the Business;

                     2.1.6 BUDGET. Prepare and submit to Owner, for its approval as set forth in Section 3.1, operating budgets for the Business for subsequent fiscal quarters;

                     2.1.7 ADVANCES. Advance, on behalf of Owner, funds as may be contemplated by the Operating Budget (as defined below) ("Advances"), provided, however, that Manager shall have no obligation to advance funds in excess of those contemplated by the Operating Budget;

                     2.1.8 BUSINESS SYSTEMS. Develop and implement procedures and controls to enable disbursements and sales transactions meet the operating budget, including, without limitation, upgrades of business software or systems as required.

                     2.1.9 EQUIPMENT MAINTENANCE. Assure the continuance of the maintenance of the equipment owned by the Business according to industry norms and standards and for the provision of all reasonably necessary repairs and replacements to such equipment; and


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                     2.1.10 OTHER ACTIONS. Generally, do any and all other
acts or execute such other agreements, documents or affidavits, as may reasonably be necessary to carry out the duties and responsibilities of the Manager contemplated hereunder, whether or not specifically enumerated herein.

              2.2 BUSINESS CONTROL. All of the foregoing services shall be rendered by the Manager subject to Owner's approval. Manager understands that ultimate discretion and control over the Business shall remain vested in the Owner, and the Manager shall do nothing inconsistent with Owner's directions. Facilities and equipment owned by the Business shall remain the property of the Owner. Records of property purchased will be kept by the Manager, and will be subject to audit by Owner at any time.

              2.3 APPROVALS. The Owner shall not unreasonably withhold or delay its consent to any action taken or proposed to be taken by the Manager in connection with the performance of its duties hereunder.

              2.4 CONSOLIDATED PURCHASES. In arranging for the provision of goods and services to the Owner, including without limitation the services referred to in Section 2.1 above, the Manager may make any arrangements to consolidate the purchase of such goods and services with purchases for Manager's business, provided that all such purchases are on terms no less favorable than could be obtained by the Manager on an unconsolidated basis.

              2.5 LIMITATION ON MANAGER'S AUTHORITY. Notwithstanding anything to the contrary contained in section 2.1 above, without the Owner's prior written consent the Manager shall not be authorized on behalf of the Owner to:

                     2.5.1 Borrow money from any party other than Manager, or pledge Owner's assets for any purpose; or

                     2.5.2 Sell, lease, trade, exchange or otherwise dispose of any capital assets of the Owner; or

                     2.5.3 Commit Owner to any single obligation in excess of $15,000 that is not in the Operating Budget, or exceed the total expenditures in the Operating Budget by more than 110% of those contemplated in the Operating Budget.

              2.6 MANAGER AS OWNER'S AGENT. All permitted actions taken by the Manager under the provisions of this Section 2 shall be taken as agent of the Owner and all obligations or expenses incurred hereunder shall be for the account, on behalf of and at the expense of the Owner, whether such obligations or expenses are incurred with respect to independent third parties or with respect to affiliates of the Manager. Any payments to be made by the Manager hereunder on behalf of the Owner shall be made from such sums as are available in one or more accounts of the Owner or as may be provided by the Owner. Except as otherwise specifically provided in any written agreement


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to which the Manager is a party, the Manager shall not be obligated to make any advance to or for the account of the Owner or to pay any sum, other than from funds held or provided as stated above.

              2.7 STANDARD OF PERFORMANCE. Manager agrees to perform its duties and obligations under this Agreement in accordance with all applicable laws. Manager and Owner agree that Manager will have no liability to Owner or any third party for the performance by Manager of its duties under this Agreement, except if it is determined that Manager shall have acted with gross negligence or willful misconduct, or shall have committed a willful breach of this Agreement.

       3. BUDGETS

              3.1 OPERATING BUDGET. Attached as Exhibit A to this Agreement is an operating budget (the "Operating Budget") for the Business which has been jointly prepared by Manager and Owner and approved by Owner and which comes within the Owner's estimate of operating costs. Manager shall exercise its reasonable best efforts to adhere to the Operating Budget in operating the Business. The Manager shall notify the Owner promptly in the event that it projects that total expenditures shall exceed 110% of those contemplated by the then current Operating Budget. Any such excess expenditures shall require the Owner's written consent and the Manager shall submit a revised Operating Budget for the Owner's approval. Within seven (7) days prior to the end of each fiscal quarter of Owner, Manager shall prepare and submit to Owner for approval an Operating Budget for the subsequent fiscal quarter.

       4. REIMBURSEMENT OF COSTS AND MANAGEMENT FEE

              4.1 OUT-OF-POCKET EXPENSES. "Out-of-Pocket Expenses" means all out-of-pocket expenses reasonably incurred and documented by the Manager in the performance of its responsibilities under this Agreement, including, but not limited to, meals, travel and other out-of-pocket expenditures.

              4.2 MANAGEMENT FEE. The Manager shall be paid a fee for management services (the "Management Fee") equal to $50,000 per month, up to a maximum of $300,000, after which time the Management Fee shall be $1 per month for any succeeding months. Subject to the provisions of Section 4.3, the Manager shall submit an invoice for the Management Fee for the prior month within thirty (30) days after the close of each calendar month and the Manager shall be paid that amount within thirty (30) days of the submission of such invoice.

              4.3 CANCELLATION OF OBLIGATIONS. Notwithstanding anything set forth herein to the contrary, the Owner shall have no obligation to pay the Management Fee, Out-of-Pocket Expenses and Advances (such obligations being referred to as "Payment Obligations") prior to the consummation of the purchase and sale of the Business as contemplated by the Purchase Agreement or the earlier termination of the Purchase Agreement. Upon the consummation of such purchase and sale of the Business, the Owner's Payment Obligations shall be canceled and of no further force and effect. In the event the Purchase Agreement is terminated for any reason without the purchase and sale of the Business as contemplated thereby being consummated, then the Owner shall, upon


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such termination, be obligated to pay the Management Fee, Out-of-Pocket
Expenses and Advances owing to the Manager hereunder, together with interest on the unpaid portion thereof at the rate of nine percent per annum, until paid in full; provided, however, that if the Purchase Agreement is terminated due to the failure of Access to obtain the Access Stockholder Approval or the Access Director Approval, then the Management Fee, the Out-of-Pocket Expenses and the Advances and any interest thereon will not be due and payable until June 30, 1998.

              4.4 DISPUTES. If Owner disputes the amount of expenses or fees claimed by the Manager, it shall notify the Manager in writing before payment is due and, if the matter cannot be resolved informally between the parties, either party may request arbitration pursuant to Section 9 of this Agreement.

       5. ACCOUNTING AND REPORTS

              5.1 RECORD KEEPING. The Manager shall keep accounts and complete books and records with respect to the Business in accordance with generally accepted accounting principles, showing all costs, expenditures, receipts, revenues, assets and liabilities.

              5.2 FINANCIAL STATEMENTS. If requested by the Owner, within ninety (90) days after the end of each fiscal quarter, the Manager shall prepare and transmit to the Owner unaudited financial statements, which shall include a balance sheet and a profit and loss statement, together with all supporting schedules and such other information as the Owner shall from time to time reasonably require. Manager shall also provide, at the Owner's request, any and all such additional statements or reports as may be reasonably necessary to facilitate the Owner's oversight and control of the Business.

              5.3 ACCESS. Manager shall provide to the Owner and its employees, agents and representatives full, complete and unrestricted access to the facilities, books, records and accounts of the Manager relating to or generated in connection with the operation of the Business, and permit such persons, at the Owner's expense, to make such copies of such books, records and accounts as the Owner shall reasonably request. In addition, the Manager shall from time to time upon reasonable request by the Owner make the persons involved in the management and operation of the Business available to discuss freely and without restriction the management and operation of the Business with the Owner and its employees, agents and representatives.

       6. OTHER ACTIVITIES; AFFILIATED TRANSACTIONS

              Manager may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, management, operation and sale of computer software and hardware systems, and the Owner shall not have any rights in or to such independent ventures or the income or profits derived therefrom; provided, however, Manager shall not engage in any other business venture if the same would preclude the Manager from satisfying its obligations hereunder. Nothing in this Agreement shall preclude Manager from operating its own business in the manner Manager


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deems appropriate or shall preclude transactions between the Manager acting in and for its own account and the Owner, provided that any services performed by the Manager are services which the Manager reasonably believes, at the time of rendering such services, to be in the best interests of the Owner, and are on terms no less favorable than could be obtained from an unrelated third party on an arms length basis.

       7. TERM

              7.1 TERM. This Agreement shall commence on the date of this Agreement and, unless sooner terminated pursuant to Section 8 below, shall terminate on the day the Purchase Agreement is terminated pursuant to Article XII thereof or the Closing Date, whichever occurs first.

       8. EVENT OF DEFAULT

              8.1 MANAGER'S DEFAULT. Each of the following events shall constitute a default by the Manager under this Agreement and shall entitle the Owner to terminate this Agreement upon ten days prior written notice to the Manager (specifying the reasons therefor) with respect to a default pursuant to Section 8.1.1, or immediately upon written notice to Manager (specifying the reasons therefor) with respect to a default pursuant to Section 8.1.2, in each case without any further obligation or liability to the Owner:

                     8.1.1 Any willful breach by the Manager of a material term of this Agreement, the willful failure by the Manager to perform the material duties required under this Agreement, or any act or omission by the Manager constituting gross negligence with respect to the operation of the Business, and, in the case of gross negligence, the continuation of or failure to cure the same (to the extent the same is susceptible to cure) for a period of 45 days after the Manager's receipt of written notice thereof from the Owner (and the parties agree that the Manager shall not be liable to the Owner in performing its duties hereunder except in the case of any such willful breach or failure or gross negligence); or

                     8.1.2 The Manager's dissolution, liquidation, bankruptcy, or insolvency, including (i) the filing of a voluntary petition seeking liquidation or reorganization of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or its filing of an answer consenting to or acquiescing in any such petition, or (ii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, and application for the appointment of a receiver for its assets, or an involuntary petition seeking liquidation or reorganization of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

              8.2 OWNER'S DEFAULT. Each of the following events shall constitute a default by the Owner under this Agreement and shall entitle the Manager to terminate this Agreement upon ten days prior written notice to the Owner (specifying the reasons therefor), without any further obligation or liability of the Manager.

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                     8.2.1 The Owner's continuing failure to pay any amount to
the Manager as contemplated by Section 4 of this Agreement for 15 days after the Manager gives the Owner written notification that such payment is past due.

                     8.2.2 The Owner's willful interference with the Manager's ability to carry out its duties under this Agreement, and the continuation of or failure to cure the same for a period of 45 days after Owner's receipt of written notice thereof from Manager provided that the Manager is not then itself in breach of this Agreement.

       9. DISPUTE RESOLUTION; JUDICIAL PROCEEDINGS;
          WAIVER OF JURY TRIAL.

              9.1 ARBITRATION. Any controversy, dispute or claim, including, but not limited to, a claim for specific performance, between the Manager and the Owner arising out of or in connection with, or relating to, this Agreement or the breach, termination or validity hereof or thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA") in effect at the time of the commencement of the arbitration proceeding by a sole arbitrator appointed by the AAA. The arbitrator shall be an attorney with no less than 15 years experience in the practice of corporate law (preferably, experience in the acquisition and financing of computer software companies and similar enterprises). Judgment upon the award rendered by the arbitrator may be entered and specifically enforced in any court having jurisdiction thereof. The situs for any such arbitration shall be New York City, New York. A final award shall be rendered as soon as reasonably possible and in any event within 90 days of the filing with AAA of any demand for arbitration. The arbitrator shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitrator shall further have the right and power to award, in whole or in part, to the prevailing party(ies) in any arbitration proceeding the right to receive from the other party(ies) to such proceeding the reasonable attorneys' fees and expenses incurred by such prevailing party(ies) in connection with such arbitration proceeding. The arbitration award shall be in writing.

              9.2 JUDICIAL PROCEEDINGS. WITHOUT IN ANY WAY LIMITING THE MANDATORY ARBITRATION PROVISIONS OF SECTION 9.1, EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY U.S. CERTIFIED


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OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE
ADDRESS TO WHICH NOTICES ARE TO BE GIVEN HEREUNDER.

              9.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, HEARING OR OTHER PROCEEDING BROUGHT ON, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

       10. INSURANCE AND INDEMNIFICATION

              10.1 INSURANCE. Manager agrees to take all necessary action, at Owner's expense, to obtain and maintain in force such insurance policies, bonds and other sureties as have been historically maintained by the Business.

              10.2 INDEMNIFICATION OF OWNER. Manager hereby agrees to defend (with counsel approved by Owner, which approval shall not be unreasonably withheld or delayed), indemnify and hold Owner and its Affiliates (other than Manager) harmless from and against any and all loss, liability, claims, litigation, damage, penalties, actions, demands and expenses of any kind or nature, arising out of, connected with or incidental to: (a) any gross negligence or willful misconduct or willful breach of this Agreement by Manager in connection with the performance by Manager of its obligations contained in this Agreement, or (b) any breach of any representation made by Manager in this Agreement. This obligation to indemnify shall include reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities incurred by Owner or its counsel from the first notice that any claim or demand is to be made or may be made.

              10.3 INDEMNIFICATION OF MANAGER. Owner hereby agrees to defend (with counsel approved by Manager, which approval shall not be unreasonably withheld or delayed), indemnify and hold Manager and its Affiliates (other than Owner) harmless, from and against any and all loss, liability, claims, litigation, damage, penalties, actions, demands and expenses arising out of, connected with or incidental to: (a) the performance by Manager of its duties under this Agreement, except if it is determined that Manager shall have acted with gross negligence or willful misconduct or shall have committed a willful breach of this Agreement, or (b) any breach of any representation by Owner in this Agreement. This obligation to indemnify shall include reasonable costs, expenses and liabilities incurred by Manager or its counsel from the first notice that any claim or demand is to be made or may be made.

              10.4 PERSONS INDEMNIFIED. Except as otherwise provided in
Section 10.2 or 10.3, respectively, all agreements by either Manager or Owner to indemnify or hold the other harmless shall inure to the benefit not only of the respective indemnitee but also to that of its respective Affiliates, and shall also inure to the benefit of the directors, officers, employees, partners and agents of any of the foregoing.

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              10.5 INDEMNIFICATION PROCEEDINGS. Each party entitled to
indemnification pursuant to this Section 10 (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this
Section 10 (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party, and the indemnified party may participate in such defense at the indemnified party's expense; and provided, further, that the failure by any indemnified party to give notice as provided in this Section 10.5 shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is prejudiced solely as a result of the failure to give notice.

       11. LIMITATIONS

              11.1 LIMITED WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES OF MANAGER PROVIDED IN THIS AGREEMENT, MANAGER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PERFORMANCE OF ITS SERVICES UNDER THIS AGREEMENT, AND DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED.

              11.2 LIMITATION ON DAMAGES. UNLESS IT IS DETERMINED THAT
MANAGER HAS ACTED WITH WILLFUL MISCONDUCT, MANAGER SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO OWNER, OR ANY OFFICER, DIRECTOR, EMPLOYEE OR SECURITY HOLDER OF OWNER, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY NATURE ARISING OUT OF THIS AGREEMENT OR RESULTING FROM THE PROVISION OF SERVICES BY MANAGER, EVEN IF MANAGER HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

              11.3 FORCE MAJEURE. Manager shall have no liability to Owner for non-performance or defective or late performance of any obligation under this Agreement, except for the nonpayment of money under this Agreement, to the extent and for such periods of time as such non-performance or defective or late performance is due to reasons outside the Manager's reasonable control.

       12. GENERAL PROVISIONS

              12.1 AFFILIATE. For purposes of this Agreement, an affiliate is: (i) an individual, association, partnership, corporation or joint stock company, limited liability company or trust (hereafter "person") that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person, or (ii) an officer, director or general partner of any affiliate within the meaning of (i) above.

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              12.2 ENTIRE AGREEMENT. This Agreement, together with the
Purchase Agreement and the Confidentiality Agreement (as defined in the Purchase Agreement) embodies the entire understanding between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties with respect to such matters.

              12.3 AMENDMENT AND WAIVER. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver. The failure of a party to insist upon adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term or any other term of this Agreement.

              12.4 CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions thereof relating to conflict of laws.

              12.5 ASSIGNMENT. This Agreement may not be assigned, other than to an affiliate of the assigning party, without the prior written consent of the other party, which consent will not be unreasonably withheld. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

              12.6 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              12.7 OWNER'S COOPERATION. The Owner agrees to render reasonable assistance and cooperation to the Manager in connection with the Manager's performance of its duties under this Agreement, and to take no action in contravention of this Agreement which will interfere with the performance by the Manager of such duties.

              12.8 CONFIDENTIALITY. In light of the confidential nature of the non-public, proprietary information which will be developed and received by the parties during the term of this Agreement, each party will receive and treat all confidential, proprietary, non-public information of the parties, including, without limitation, business records, correspondence, cost data, customer lists, estimates, market surveys, trade secrets and other trade information as confidential except as may be required by any applicable law. The foregoing covenant shall survive the termination of this Agreement.

              12.9 NOTICES. Notices hereunder shall be deemed given when:
(a) personally delivered, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed as follows:

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If to the Owner:             PaperClip Software, Inc.
                             Three University Plaza
                             Hackensack, NJ 07601
                             Attention: William Weiss, Chief Executive Officer Telecopy No.: (201) 487-0613

With a copy  (which          Richard A. Goldberg, Esq.
shall not constitute         Shereff, Friedman, Hoffman & Goodman, L.L.P.
notice) to:                  919 Third Avenue
                             New York, NY 10038
                             Telecopy No.:  (212) 758-9526

If to the Manager:           Access Solutions International, Inc.
                             650 Ten Rod Road
                             North Kingstown, RI   02852
                             Attention:  Robert H. Stone
                             Telecopy No.:  (401) 295-1851

With a copy  (which          John E. Ottaviani, Esq.
shall not constitute         Edwards & Angell
notice) to:                  2700 Hospital Trust Tower
                             Providence, RI   02903
                             Telecopy No.:  (401) 276-6611

Any party may change the address and/or facsimile number to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

              12.10 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              12.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.



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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         PAPERCLIP SOFTWARE, INC.

                                         BY: /s/ William Weiss
                                            ---------------------------------
                                             WILLIAM WEISS
                                             CHIEF EXECUTIVE OFFICER



                                         ACCESS SOLUTIONS
                                           INTERNATIONAL, INC.

                                         BY: /s/ Robert H. Stone
                                            ---------------------------------
                                             ROBERT H. STONE, PRESIDENT AND
                                             CHIEF EXECUTIVE OFFICER